Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement (No. 333-261415) on Form S-8 of Stabilis Solutions, Inc. of our report dated March 10, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
March 10, 2022